Exhibit 99.1

FOR IMMEDIATE RELEASE

Xperi Inc. Announces Fourth Quarter and Full Year 2024 Results

Sharp TVs with TiVo OS Have Launched in U.S. Market

Achieved Video-Over-Broadband (IPTV) footprint of 2.6 million subscriber households and DTS

AutoStage footprint of 10 million vehicles

Doubled Year-over-Year Adjusted EBITDA

San Jose, Calif. (February 26, 2025) – Xperi Inc. (NYSE: XPER) (the “Company” or “Xperi”), an entertainment technology company that invents, develops, and delivers technologies that enable extraordinary experiences, today announced fourth quarter and full-year 2024 financial results for the period ended December 31, 2024.

“We closed the 2024 fiscal year on a strong operational note, making significant strides in expanding our independent media platform footprint across Smart TV, connected car, and video-over-broadband. This progress validates the value proposition of our independent media platform and further demonstrates how Xperi is enhancing the way people discover, watch, and enjoy their favorite content,” said Jon Kirchner, chief executive officer of Xperi. “Our revenue in 2024 was slightly up year over year when adjusting for our divested businesses as we saw growth in IPTV and Connected Car offset by a decline in some of our core legacy solutions due to a challenging market environment. Nonetheless, we are pleased with the results of our ongoing business transformation and its positive impact on profitability.”

Mr. Kirchner continued, “Looking ahead to 2025, we will maintain our focus on growing revenue within our strategic initiatives, including by expanding our Smart TV footprint, accelerating deployment of TiVo video-over-broadband, and growing our DTS AutoStage footprint. As our user base of connected devices expands, the scale and unique audiences we reach is expected to create significant monetization opportunities.”

Financial Highlights

GAAP Highlights ($ millions, except per share data)	Q4 FY24	Q4 FY23		Full Year 2024	Full Year 2023
Revenue	$122.4	$137.2	[1]	$493.7	$521.3	[1]
GAAP operating loss	$(14.3)	$(29.8)		$(87.1)	$(129.6)
GAAP net income (loss)[2]	$46.2	$(24.8)		$(14.0)	$(136.6)
GAAP diluted earnings (loss) per share[2]	$1.02	$(0.57)		$(0.31)	$(3.18)

Non-GAAP[3] Highlights ($ millions, except per share data)	Q4 FY24	Q4 FY23		Full Year 2024	Full Year 2023
Revenue	$122.4	$137.2	[1]	$493.7	$521.3	[1]
Non-GAAP operating income	$17.5	$7.1		$49.5	$11.2
Non-GAAP net income[2]	$17.7	$5.8		$44.6	$0.6
Non-GAAP earnings per share[2]	$0.39	$0.11		$0.97	$0.01
Non-GAAP adjusted EBITDA	$22.7	$13.4		$74.2	$34.7

1 The contribution from AutoSense and the related imaging business, which was divested on January 31, 2024, accounted for $14.7 million of revenue in Q4 2023 and $28.9 million of revenue in 2023, and the contribution from Perceive, which was divested on October 2, 2024, accounted for $2.1 million of revenue in Q4 2023 and $3.6 million of revenue in 2023.

2 Attributable to the Company.

3 For further information on supplemental non-GAAP metrics included in this press release, refer to the “Non-GAAP Financial Measures” description and “GAAP to Non-GAAP Reconciliations” provided in the financial statement tables.

Recent Key Operating Achievements

Media Platform

•
Achieved TiVo OS milestone of over two million activated Smart TVs.
•
Sharp Smart TVs Powered by TiVo began production in December and are now available in certain U.S. retail.

•
Thomson, a leader in Smart TVs, has been named as the 8th partner to launch Smart TVs Powered by TiVo in major European markets, expected later this spring.
•
Launched TiVo One Ad Platform on video-over-broadband in the U.S., with home page advertising now rolling out across TiVo IPTV and TiVo Broadband footprint.

Connected Car

•
DTS AutoStage global installed base of vehicles now exceeds 10 million cars, doubling year over year, exceeding our target, and building a foundation for future monetization-based revenue streams.
•
Signed a third license agreement in 2024 for DTS AutoStage video service Powered by TiVo with a Japanese customer.
•
HD Radio is now implemented in more than 110 million vehicles and penetration is approaching 60% of new cars shipped annually throughout North America.

Pay TV

•
Ended 2024 with 2.6 million video-over-broadband (IPTV) subscriber households, up 37% year over year.
•
Signed 7 new TiVo Broadband customers in the fourth quarter 2024, bringing the cumulative total to 20, and expanding the U.S.-based connected TV monetization footprint for the TiVo One Ad Platform.

Consumer Electronics

•
Closed several long-term DTS audio renewals with customers including Harman and Yamaha.
•
At CES 2025, DTS Clear Dialogue, a new on-device solution that leverages the latest advancements in AI-based audio processing to improve dialogue intelligibility for TVs, won three technology and innovation awards from industry-leading publications. We expect TV market availability in 2026.

Capital Allocation

•
Repurchased $10 million of the Company’s common stock in the fourth quarter 2024 at an average price of $9.57.

Financial Outlook

The Company is providing the following outlook for fiscal year 2025:

Category	GAAP Outlook	Non-GAAP Outlook
Revenue	$480M to $500M	$480M to $500M
Adjusted EBITDA Margin[1,2]	n/a	16% to 18%

1 See discussion of “Non-GAAP Financial Measures” below.

2 With respect to Adjusted EBITDA Margin, the Company has determined that it is unable to provide a quantitative reconciliation of this forward-looking non-GAAP measure to the most directly comparable forward-looking GAAP measure with a reasonable degree of confidence in its accuracy without unreasonable effort, as items including restructuring and impacts from discrete tax adjustments and tax law changes are inherently uncertain and depend on various factors, many of which are beyond the Company's control.

Conference Call Information

The Company will hold its fourth quarter and full year 2024 earnings conference call at 2:00 PM Pacific Time (5:00 PM Eastern Time) on Wednesday, February 26, 2025. To access the call toll-free, please dial 1-888-596-4144, otherwise dial 1-646-968-2525. The conference ID is 5483252. All participants should dial in 15 minutes prior to the start of the call using the conference ID listed above. Alternatively, the call can be accessed via the following webcast link: Q4 and Full Year 2024 Earnings Call Webcast.

Safe Harbor Statement

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. All statements contained in this press release that do not relate to matters of historical fact should be considered forward-looking statements, including without limitation statements regarding: expectations regarding our future results of operations and financial position, margin expansion and overall growth, including, without limitation, expectations regarding revenue growth and Adjusted EBITDA Margin growth, the deployment by third parties of their products that use our technology, objectives for future operations, and ongoing strategies and operating initiatives, including, without limitation, subscriber and device targets, monetization goals, expansion expectations, product launches, market penetration, our media platform and licensing businesses growth, reduction of expenses, and other 2025 year-end objectives. These forward-looking statements are based on information available to the Company as of the date hereof, as well as the Company’s current expectations, assumptions, estimates and projections that involve risks and uncertainties. In some cases, you can identify forward-looking statements by the words “expect,” “anticipate,” “intend,” “plan,” “believe,” “could,” “seek,” “see,” “will,” “may,” “would,” “might,” “potentially,” “estimate,” “continue,” “target,” “goal,” and similar expressions or the negatives of these words or other comparable terminology that convey uncertainty of future events or outcomes. These statements involve risks, uncertainties and other factors that may cause actual results, levels of activity, performance, or achievements to be materially different from the information expressed or implied by these forward-looking statements. These risks, uncertainties and other factors are described under the captions “Risk Factors” and “Management's Discussion and Analysis of Financial Condition and Results of Operations” in our Annual Report on Form 10-K for the year ended December 31, 2024, to be filed with the Securities and Exchange Commission (the “SEC”) and our other filings with the SEC from time to time. Any forward-looking statements speak only as of the date of this press release and are based on information available to the Company as of the date of this press release, and the Company does not assume any obligation to, and does not intend to, publicly provide revisions or updates to any forward-looking statements, whether as a result of new information, future developments or otherwise, should circumstances change, except as otherwise required by securities and other applicable laws.

About Xperi Inc.

Xperi invents, develops, and delivers technologies that enable extraordinary experiences. Xperi technologies, delivered via its brands (DTS®, HD Radio™, TiVo®) are integrated into billions of consumer devices and media platforms worldwide, powering smart devices, connected cars and entertainment experiences, including IMAX® Enhanced, a certification and licensing program operated by IMAX Corporation and DTS, Inc. Xperi has created a unified ecosystem that reaches highly engaged consumers, driving increased value for partners, customers and consumers.

©2025 Xperi Inc. All Rights Reserved. Xperi, TiVo, DTS, HD Radio, DTS Play-Fi, and their respective logos are trademark(s) or registered trademark(s) of Xperi Inc. or its subsidiaries in the United States and other countries. IMAX is a registered trademark of IMAX Corporation. All other trademarks and content are the property of their respective owners.

Non-GAAP Financial Measures

In addition to disclosing financial results calculated in accordance with U.S. Generally Accepted Accounting Principles (“GAAP”), the Company’s press release contains non-GAAP financial measures, including Non-GAAP Operating Income/(Loss), Non-GAAP Net Income/(Loss) attributable to the Company, Non-GAAP Net Income/(Loss) Per Share attributable to the Company, Non-GAAP Adjusted EBITDA, and Non-GAAP Adjusted EBITDA Margin.

Non-GAAP Operating Income/(Loss) is defined as GAAP Operating Income/(Loss), less the impact of stock-based compensation, amortization of intangible assets, transaction and integration costs related to actual or planned acquisitions, financing, and divestitures; severance and retention costs; restructuring costs; separation costs; and other items not indicative of our ongoing operating performance.

Non-GAAP Net Income/(Loss) attributable to the Company is defined as GAAP Net Income/(Loss) attributable to the Company excluding the impact of stock-based compensation, amortization of intangible assets, transaction and integration costs related to actual or planned acquisitions, financing, and divestitures; severance and retention costs; restructuring costs; separation costs; and other items not indicative of our ongoing operating performance, and related tax effects for each adjustment. Non-GAAP Net Income/(Loss) Per Share attributable to the Company is defined as Non-GAAP Income/(Loss) attributable to the Company divided by diluted Non-GAAP weighted average shares outstanding.

Non-GAAP Adjusted EBITDA is defined as GAAP Net Income/(Loss), less the impact of interest expense, income taxes, stock-based compensation, depreciation expense, amortization of intangible assets, amortization of capitalized cloud computing costs, transaction and integration costs related to actual or planned acquisitions, financing, and divestitures; severance and retention costs; restructuring costs; separation costs; and other items not indicative of our ongoing operating performance. Non-GAAP Adjusted EBITDA Margin is defined as Adjusted EBITDA divided by revenue.

Management believes that the non-GAAP measures used in this press release provide investors with important perspectives into the Company’s ongoing business and financial performance and provide a better understanding of our core operating results reflecting our normal business operations. The non-GAAP financial measures disclosed by the Company should not be considered a substitute for, or superior to, financial measures calculated in accordance with GAAP. Our use of non-GAAP financial measures has certain limitations in that the non-GAAP financial measures we use may not be directly comparable to those reported by other companies. For example, the terms used in this press release, such as adjusted EBITDA, do not have a standardized meaning. Other companies may use the same or similarly named measures, but exclude different items, which may not provide investors with a comparable view of our performance in relation to other companies. We seek to compensate for the limitation of our non-GAAP presentation by providing a detailed reconciliation of the non-GAAP financial measures to the most directly comparable GAAP financial measures in the tables attached hereto. Investors are encouraged to review the related GAAP financial measures and the reconciliation of these non-GAAP financial measures to their most directly comparable GAAP financial measures. All financial data is presented on a GAAP basis except where the Company indicates its presentation is on a non-GAAP basis

Set forth below are reconciliations of the Company’s reported GAAP to non-GAAP financial measures.

Xperi Investor Contact:

Robert Andersen

Chief Financial Officer

+1 408-321-6779

ir@xperi.com

Media Contact:

Allyse Sanchez

Senior Director, External Communications
+1 925-548-2535
allyse.sanchez@xperi.com

– Tables Follow –

SOURCE: XPERI INC.

XPER-E

# # #

XPERI INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share amounts)

(unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2024	2023	2024	2023

Revenue	$122,362	$137,233	$493,688	$521,334
Operating expenses:
Cost of revenue, excluding depreciation and amortization of intangible assets	27,563	33,567	113,756	118,628
Research and development	42,163	55,840	191,352	222,833
Selling, general and administrative	52,168	59,510	218,106	233,403
Depreciation expense	2,858	4,102	12,638	16,645
Amortization expense	10,361	13,403	43,376	57,752
Impairment of long-lived assets	1,535	614	1,535	1,710
Total operating expenses	136,648	167,036	580,763	650,971
Operating loss	(14,286)	(29,803)	(87,075)	(129,637)
Interest and other income (expense), net	(3,882)	807	829	2,991
Interest expense - debt	(756)	(756)	(3,008)	(3,000)
Gain on divestitures	77,899	-	100,833	-
Income (loss) before taxes	58,975	(29,752)	11,579	(129,646)
(Benefit from) provision for income taxes	(3,989)	(4,439)	12,448	10,042
Net income (loss)	62,964	(25,313)	(869)	(139,688)
Less: net income (loss) attributable to noncontrolling interest	16,748	(521)	13,139	(3,075)
Net income (loss) attributable to the Company	$46,216	$(24,792)	$(14,008)	$(136,613)
Net income (loss) per share attributable to the Company:
Basic	$1.03	$(0.57)	$(0.31)	$(3.18)
Diluted	$1.02	$(0.57)	$(0.31)	$(3.18)
Weighted-average number of shares used in per share calculations - basic	44,691	43,717	45,057	43,012
Weighted-average number of shares used in per share calculations - diluted	45,522	43,717	45,057	43,012

XPERI INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands)

(unaudited)

	December 31,	December 31,
	2024	2023
ASSETS
Current assets:
Cash and cash equivalents	$130,564	$142,085
Accounts receivable, net	58,745	55,984
Unbilled contracts receivable, net	83,075	64,114
Prepaid expenses and other current assets	32,488	38,874
Assets held for sale	-	15,860
Total current assets	304,872	316,917
Note receivable, noncurrent	29,702	-
Deferred consideration from divestiture	18,217	-
Unbilled contracts receivable, noncurrent	45,396	18,231
Property and equipment, net	44,473	41,569
Operating lease right-of-use assets	30,082	39,900
Intangible assets, net	163,714	206,895
Deferred tax assets	7,228	5,093
Other noncurrent assets	24,076	32,781
Assets held for sale, noncurrent	-	12,249
Total assets	$667,760	$673,635
LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$16,979	$20,849
Accrued liabilities	94,420	109,961
Deferred revenue	23,950	28,111
Short-term debt	50,000	-
Liabilities held for sale	-	6,191
Total current liabilities	185,349	165,112
Long-term debt	-	50,000
Deferred revenue, noncurrent	20,932	19,425
Operating lease liabilities, noncurrent	19,932	30,598
Deferred tax liabilities	1,491	6,983
Other noncurrent liabilities	10,979	4,577
Liabilities held for sale, noncurrent	-	9,805
Total liabilities	238,683	286,500
Equity:
Common stock	44	44
Additional paid-in capital	1,274,561	1,212,501
Accumulated other comprehensive loss	(6,084)	(2,865)
Accumulated deficit	(839,444)	(805,448)
Total Company stockholders’ equity	429,077	404,232
Noncontrolling interest	-	(17,097)
Total equity	429,077	387,135
Total liabilities and equity	$667,760	$673,635

XPERI INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

(unaudited)

	Year Ended December 31,
	2024	2023
Cash flows from operating activities:
Net loss	$(869)	$(139,688)
Adjustments to reconcile net loss to net cash (used in) provided by operating activities:
Gain from divestitures	(100,833)	-
Deferred income taxes	(2,933)	(8,596)
Accrued interest income from note receivable	(2,026)	-
Accretion of discount from deferred consideration from divestitures	(1,061)	-
Stock-based compensation	60,541	69,531
Amortization of intangible assets	43,376	57,752
Depreciation of property and equipment	12,638	16,645
Loss from deconsolidation of Perceive subsidiary	4,839	-
Impairment of long-lived assets	1,535	1,710
Other	1,225	748
Changes in operating assets and liabilities:
Accounts receivable	(5,496)	5,721
Unbilled contracts receivable	(46,315)	(19,386)
Prepaid expenses and other assets	11,071	2,696
Accounts payable	(3,041)	5,071
Accrued and other liabilities	(25,325)	3,688
Deferred revenue	(2,666)	4,170
Net cash (used in) provided by operating activities	(55,340)	62
Cash flows from investing activities:
Net proceeds from divestitures	67,773	-
Capitalized internal-use software	(11,715)	(5,933)
Purchases of property and equipment	(5,043)	(6,815)
Purchases of intangible assets	(195)	(185)
Net cash provided by (used in) investing activities	50,820	(12,933)
Cash flows from financing activities:
Repurchases of common stock	(19,990)	-
Withholding taxes related to net share settlement of equity awards	(7,215)	(4,875)
Proceeds from issuance of common stock under employee stock purchase plan	7,855	11,927
Net cash (used in) provided by financing activities	(19,350)	7,052
Effect of exchange rate changes on cash and cash equivalents	-	126
Net decrease in cash and cash equivalents	(23,870)	(5,693)
Cash and cash equivalents at beginning of period	154,434	160,127
Cash and cash equivalents at end of period(1)	$130,564	$154,434
(1) Including $12,349 classified as held for sale at December 31, 2023.

XPERI INC.

GAAP TO NON-GAAP RECONCILIATIONS

(in thousands, except per share amounts)

(unaudited)

Net income attributable to the Company:
	Three Months Ended December 31,		Year Ended December 31,
	2024	2023	2024	2023

GAAP net income (loss) attributable to the Company	$46,216	$(24,792)	$(14,008)	$(136,613)

Adjustments to GAAP net income (loss) attributable to the Company:
Stock-based compensation(1)	15,232	17,850	60,541	69,531
Amortization of intangible assets	10,361	13,403	43,376	57,752
Impairment of long-lived assets	1,535	614	1,535	1,710
Gain on Perceive divestiture attributable to the Company	(59,485)	-	(59,485)	-
Loss from deconsolidation of Perceive subsidiary	4,839	-	4,839	-
Gain on AutoSense divestiture	-	-	(22,934)	-
Transaction, separation, integration and restructuring related costs:
Transaction, separation, integration and restructuring costs(2)	3,731	4,145	18,858	7,954
Severance and retention(3)	1,073	925	13,468	3,866
Non-GAAP tax adjustment(4)	(5,820)	(6,366)	(1,608)	(3,646)
Non-GAAP net income attributable to the Company	$17,682	$5,779	$44,582	$554

(1) Stock-based compensation included in above line items:
Cost of revenue, excluding depreciation and amortization of intangible assets	$792	$941	$3,216	$3,466
Research and development	$5,245	$6,736	$20,634	$25,276
Selling, general and administrative	$9,195	$10,173	$36,691	$40,789
(2) Transaction, separation, integration and restructuring related costs included in above line items:
Cost of revenue, excluding depreciation and amortization of intangible assets	$-	$214	$-	$214
Research and development	$1,438	$786	$5,759	$786
Selling, general and administrative	$2,125	$3,145	$11,856	$6,954
Interest and other income (expense), net	$168	$-	$1,243	$-
(3) Severance and retention included in above line items:
Cost of revenue, excluding depreciation and amortization of intangible assets	$38	$209	$1,108	$263
Research and development	$666	$138	$9,344	$1,554
Selling, general and administrative	$369	$578	$3,016	$2,049
(4) The provision for (benefit from) income taxes is adjusted to reflect the net direct and indirect income tax effects of various non-GAAP pretax adjustments.

Net income per share attributable to the Company:
	Three Months Ended December 31,		Year Ended December 31,
	2024	2023	2024	2023

GAAP net income (loss) per share attributable to the Company	$1.02	$(0.57)	$(0.31)	$(3.18)

Adjustments to GAAP net income (loss) per share attributable to the Company:
Stock-based compensation	0.33	0.41	1.34	1.62
Amortization of intangible assets	0.23	0.31	0.96	1.34
Impairment of long-lived assets	0.03	0.01	0.03	0.04
Gain on Perceive divestiture attributable to the Company	(1.31)	-	(1.32)	-
Loss from deconsolidation of Perceive subsidiary	0.11	-	0.11	-
Gain on AutoSense divestiture	-	-	(0.51)	-
Transaction, separation, integration and restructuring related costs	0.11	0.12	0.72	0.27
Non-GAAP tax adjustment	(0.13)	(0.15)	(0.04)	(0.08)
Difference in shares used in calculation	-	(0.02)	(0.01)	-
Non-GAAP net income per share attributable to the Company	$0.39	$0.11	$0.97	$0.01

GAAP weighted average number of shares - diluted	45,522	43,717	45,057	43,012
Non-GAAP weighted average number of shares - diluted	45,522	50,863	45,949	49,633

XPERI INC.

GAAP TO NON-GAAP RECONCILIATIONS

(in thousands)

(unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2024	2023	2024	2023
GAAP operating loss	$(14,286)	$(29,803)	$(87,075)	$(129,637)
Adjustments to GAAP operating loss:
Stock-based compensation	15,232	17,850	60,541	69,531
Amortization of intangible assets	10,361	13,403	43,376	57,752
Impairment of long-lived assets	1,535	614	1,535	1,710
Transaction, separation, integration and restructuring related costs:
Transaction, separation, integration and restructuring costs	3,563	4,145	17,615	7,954
Severance and retention	1,073	925	13,468	3,866
Non-GAAP operating income	$17,478	$7,134	$49,460	$11,176

XPERI INC.

GAAP TO NON-GAAP RECONCILIATIONS

(in thousands)

(unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2024	2023	2024	2023
GAAP net income (loss)	$62,964	$(25,313)	$(869)	$(139,688)
Adjustments to GAAP net income (loss):
Interest expense	922	767	3,822	3,104
(Benefit from) provision for income taxes	(3,989)	(4,439)	12,448	10,042
Stock-based compensation	15,232	17,850	60,541	69,531
Depreciation expense	2,858	4,102	12,638	16,645
Amortization of intangible assets	10,361	13,403	43,376	57,752
Amortization of capitalized cloud computing costs	1,084	1,339	4,353	3,756
Gain on divestitures	(77,899)	—	(100,833)	—
Loss from deconsolidation of Perceive subsidiary	4,839	—	4,839	—
Impairment of long-lived assets	1,535	614	1,535	1,710
Transaction, separation, integration and restructuring related costs:
Transaction, separation, integration and restructuring costs	3,731	4,145	18,858	7,954
Severance and retention	1,073	925	13,468	3,866
Non-GAAP adjusted EBITDA	$22,711	$13,393	$74,176	$34,672
Non-GAAP Adjusted EBITDA Margin(1)	18.6%	9.8%	15.0%	6.7%
(1)Non-GAAP Adjusted EBITDA Margin is calculated by dividing Non-GAAP Adjusted EBITDA, derived as above, by the Company's total revenue, expressed as a percentage.